Exhibit 23.2



                        Independent Auditors' Consent
                        -----------------------------




We consent to the incorporation by reference in (a) the Registration Statement on Form S-8 (No. 33-5874), in Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 2-91176), the Registration Statement on Form S-8 (No. 33-28808) and in the related prospectuses, each pertaining to the CoreStates Financial Corp Long-Term Incentive Plan, (b) the Registration Statement on Form S-8 (No. 33-32934) and prospectus relating to the CoreStates Savings Plan, (c) the Registration Statement on Form S-8 (No. 33-50324) pertaining to the CoreStates Financial Corp 1992 Long-Term Incentive Plan,
(d) the Registration Statement on Form S-3 (No. 33-57034) and related prospectus and prospectus supplements pertaining to $1,000,000,000 in aggregate amount of Debt Securities issuable by CoreStates Corp and the related guarantees of the Corporation, and Preferred Stock, Depository Shares, Common Stock, and Capital Securities, issuable by the Corporation, and (e) the Registration Statement on Form S-3 (No. 33-40717) and prospectus relating to shares of the Corporation Common Stock issuable pursuant to the CoreStates Dividend Reinvestment and Share Purchase Plan of our report dated March 16, 1994, except as to the last paragraph of Notes 2 and 16 which are as of March 29, 1994, relating to the consolidated statements of condition of Constellation Bancorp and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993, which report appears in the May 5, 1994 report on Form 8-K of CoreStates Financial Corp. Our report refers to a change in accounting for postretirement benefits, other than pensions, income taxes and certain investments in debt and equity securities in 1993. The financial statements referred to above are not separately presented in such report on Form 8-K.


/s/ KPMG Peat Marwick


Short Hills, New Jersey
May 5, 1994

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